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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 1996



                               MOTHERS WORK, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-21196               13-3045573
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organizational)       File Number)         Identification No.)


 456 North 5th Street, Philadelphia, PA                             19123
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 215-873-2200


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Item 2.  Acquisition or Disposition of Assets

     On April 25, 1996, Mothers Work, Inc., a Delaware corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Episode USA, Inc., a Delaware corporation ("Episode"), whereby it agreed to purchase certain assets from Episode (collectively referred to as the "Assets"). The Assets include all of Episode's right, title and interest in the following:
(i) 21 leases (the "Leases"); (ii) machinery, signage, leasehold improvements, fixtures, point of sale equipment and computer hardware and software and all other tangible assets and properties of Episode used in the operation of its business; (iii) all inventories of women's clothing and accessories held for sale to customers in the stores of Episode on or before May 31, 1996 (the "Closing Date"); (iv) all packaging materials and supplies, point of sale supplies, brochures, printed materials and displays; (v) security deposits relating to the Leases; and (vi) Episode's franchise, permits and licenses, telephone numbers, customer lists, supplier lists, referral lists, advertising materials and data, blueprints, store designs, methods and other similar know-how or rights used at the store level in the operation of Episode's business.

     In consideration for the Assets, the Company paid to Episode an aggregate purchase price equal to: (i) 173,913 shares of the Company's common stock, par value $.01 (the "Common Stock"), at an agreed upon value of $23.00 per share and
(ii) $2.0 million in cash. In addition, it is anticipated that the Company will be required to pay an additional $900,000 in Common Stock as an Inventory Adjustment Amount (as such term is defined in the Agreement). The aggregate consideration and other payments to be made in connection with the foregoing transaction were arrived at pursuant to arms' length negotiations among Episode and the Company.

     Prior to the Closing Date, Episode was a debtor in possession in the Chapter 11 case before the United States Bankruptcy Court for the Southern District of New York, Case No. 96-B-40371(JLG) filed in January 1996. Consequently, bankruptcy court approval was required with respect to the Agreement and such approval was granted on May 30, 1996.

     On the Closing Date, the Company also entered into a Trademark License Agreement with Episode (the "License Agreement") whereby Episode granted an exclusive license to the Company to use the trademark "Episode" as a name for the Company's stores selling bridge women's apparel and accessories. Pursuant to the License Agreement, the Company is required to pay a royalty equal to five percent (5%) of the Company's "Net Sales"


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of bridge women's apparel and accessories up to a maximum of $4.5 million. "Net
Sales" is defined in the License Agreement to mean gross receipts from: (i) sales of all bridge women's apparel and accessories from Episode's stores by the Company and any affiliate of the Company to unaffiliated third parties; (ii) catalog sales; (iii) sales by mail; and (iv) wholesale sales of merchandise bearing the "Episode" or "Excursion" labels, minus sales taxes and net of returns. The initial term of the License Agreement will be for five years from the Closing Date and will automatically renew thereafter for successive one year periods.

     In addition, on April 25, 1996, the Company and Toppy International Limited, a Hong Kong corporation and parent of Episode ("Toppy"), entered into a Distribution Agreement (the "Distribution Agreement") pursuant to which Toppy licensed the Company to market women's wearing apparel with one of the following trademark names: "EPISODE", "EXCURSION" OR "EXCURSIONS" (the "Articles") and agreed to sell to the Company such products manufactured by Toppy. Toppy also granted the Company the right to manufacture Articles for sale in the United States of America, provided it first receives the approval of Toppy in each instance. The Company is required to pay a royalty to Toppy equal to two percent (2%) of all sales of Articles manufactured by the Company pursuant to the Distribution Agreement. The two percent (2%) royalty is to be based upon the Company's "Retail Sales Price" in the case of retail sales, and upon the Company's suggested "Retail Sales Price" in the case of wholesale sales. "Retail Sales Price" is defined in the Distribution Agreement to mean the price, less sales taxes, charged for Articles sold by the Company to its retail customers.

     The term of the Distribution Agreement commenced on June 1, 1996 and will continue until January 31, 2002, subject to automatic renewal for successive 12 month periods. The Distribution Agreement is terminable by either party for any reason on 12 months prior notice.

     The foregoing descriptions of the Agreement, the License Agreement and the Distribution Agreement are qualified in their entirety by such agreements which are incorporated by reference into this Form 8-K as set forth under it.


Item 5.  Other Events.

     On May 31, 1996, the Company consummated a private placement of an aggregate of 200,000 shares of its common stock to a number of institutional investors. The purchase price for the shares was $22.75 per share, and the net proceeds to the Company, after deducting an aggregate commission of $50,000, were


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$4.5 million. The Company is using the proceeds of the offering (i) to pay the cash portion of the purchase price for the Episode Assets referenced above; (ii) to finance the opening of additional stores and (iii) for general working capital purposes.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.


     (a) Financial Statements of Business Acquired.

         The required financial statements are not available as of the date of this report. The Company intends to file the required financial statements as soon as practicable, but not later than August 16, 1996.

     (b) Pro Forma Financial Information.

         The required pro forma financial information is not available as of the date of this report. The Company intends to file the required pro forma financial information as soon as practicable, but not later than August 16, 1996.


     (c) Exhibits.

         2.1 Asset Purchase Agreement dated April 25, 1996 among Mothers Work, Inc., T3 Acquisition, Inc. and Episode USA, Inc. The Schedules to the Asset Purchase Agreement (the contents of which are described in the Asset Purchase Agreement) are not being filed as Exhibits to this Current Report on Form 8-K. The Company agrees to furnish supplementally a copy of any such Schedules to the Securities and Exchange Commission upon request.

         10.1 Trademark License Agreement dated May 31, 1996 between Mothers Work, Inc. and Episode USA, Inc.

         10.2 Distribution Agreement dated April 25, 1996 among Toppy International Limited, T3
                           Acquisition, Inc. and Mothers Work, Inc.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        MOTHERS WORK, INC.


Date: June 17, 1996                     By: /s/ Thomas Frank
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                                            Thomas Frank
                                            Vice President - Finance and
                                            Chief Accounting Officer, the
                                            principal financial officer


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